Exhibit 99.1

711 Koehler Avenue, Suite 2 Ronkonkoma, NY 11779 (631) 981-9700 - www.lakeland.com

Lakeland Industries to Report Third Quarter Results and
Host Conference Call on December 13, 2004

RONKONKOMA, NY -- December 6, 2004 -- Lakeland Industries, Inc. (NASDAQ: LAKE), a leading manufacturer of industrial protective clothing for industry, municipalities, healthcare and to first responders on the federal, state and local levels, will release its financial results for the third quarter ended October 31, 2004 after the public capital markets close on Monday, December 13, 2004. On the same day, Lakeland will host a conference call at 5:00 PM (EST) to discuss the Company’s third quarter results.

The call will be hosted by Christopher J. Ryan, Lakeland’s President and CEO. Investors can listen to the call by dialing (800) 921-9431 (Domestic) or (973) 582-2703 (International) or logging onto:

Live Real Player Conference Stream Link: http://tinyurl.com/4svrk Archived Real Player Conference Stream Link: http://tinyurl.com/5sq2h	Windows Media Conference Stream Link: http://tinyurl.com/5ccf2 Windows Media Conference Stream Link: http://tinyurl.com/4uqxz

About Lakeland Industries, Inc.:
Lakeland is among one of the leading companies designing and manufacturing protective garments for industry, municipalities, and the burgeoning healthcare field, Lakeland Industries’products have established and maintained their global reputation for overall quality. Indeed, our products have long been recognized as the field’s gold standard for quality – that essential, expected and deserved constituent of any protective wear.

For more information concerning Lakeland, please visit us at: www.lakeland.com

To receive future Company news announcements via e-mail, please contact Investor Relations: Mike Frank at (201) 601-9595 or mike@mfallc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and 8-K(s), registration statements, annual reports and other periodic reports and filings filed with the Securities and Exchange Commission. All statements, other than statements of historical facts, which address Lakeland’s expectations of sources or uses for capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “anticipated,” “estimated” or “expected,” which words reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events conditions or circumstances on which such statement is based.